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                                                                   EXHIBIT 23(A)

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in Registration Statements (Form S-3 No. 33-55931, 333-27989 and 333-56055, Form S-4 No. 33-47135 and Form
S-8 No. 333-32833, 333-32835, 333-32837, 333-32839, 333-32841, 333-32843,
333-45657 and 333-46671) of Texas Utilities Company of our report dated June 12, 1997, except for Note 31 -- Subsequent Events, as to which the date is August 1, 1997, appearing in Amendment No. 1 to the Current Report (Form 8-K) of Texas Utilities Company dated May 19, 1998, filed with the Securities and Exchange Commission.

ERNST & YOUNG
Chartered Accountants

London, England
June 25, 1998